Exhibit 31.2

CERTIFICATIONS

I, P. Mark Stark, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2008 of TXCO Resources Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 30, 2009	By: /s/ P. Mark Stark
P. Mark Stark Vice President, Treasurer and Chief Financial Officer